UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2015

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Santa Barbra, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 9, 2015, Resonant Inc. held its 2015 annual meeting of stockholders in Santa Barbara, California.  At the annual meeting, there were 7,158,276 shares entitled to vote, and 6,018,956 shares (84.04%) were represented at the meeting in person or by proxy.

At the annual meeting, Janet Cooper, Robert Hammond, Richard Kornfeld, Terry Lingren and John Major were elected directors by a plurality of the votes.

Also at the annual meeting, our stockholders voted to ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.  The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.                                      Proposal to elect of Janet Cooper, Robert Hammond, Richard Kornfeld, Terry Lingren and John Major as directors to hold office until the 2016 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Janet Cooper	2,923,953	127,557	2,967,446
Robert Hammond	2,924,353	127,557	2,967,446
Richard Kornfeld	2,924,353	127,557	2,967,446
Terry Lingren	2,924,353	127,557	2,967,446
John Major	2,923,266	128,244	2,967,446

2.                                      Proposal to ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
5,749,782	256,193	12,981	0

Item 8.01                                           Other Events.

The Board of Directors appointed John Major, an independent director, as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2015	Resonant Inc.

	By:	/s/ Daniel Christopher
Daniel Christopher
Vice President of Legal Affairs and
Secretary